Exhibit 6

Joint Filing Agreement

and

Power of Attorney

     This Joint Filing Agreement and Power of Attorney (the “Agreement”) dated December 19, 2002, by and among the Persons listed on Exhibit A attached to this Agreement (collectively, the “Reporting Persons”).

     The Reporting Persons and each other person executing this Agreement agree to jointly prepare and file with the United States Securities and Exchange Commission (the “SEC”) a Schedule 13D and any attachments thereto reporting each of the undersigned’s beneficial ownership of shares of common stock of Simon DeBartolo Group, Inc., a Maryland corporation (“SDG”) and affirm that such Schedule 13D and any attachments thereto are being filed on behalf of each of the Reporting Persons.

     The Reporting Persons constitute and appoint each of Arthur D. Wolfcale, Esq. and Lynn E. Davenport, acting jointly or separately, as the undersigned’s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the Reporting Persons, in the Reporting Persons’ capacity as holder of the securities of SDG, any Schedule 13D or any amendments thereto;

(2)	do and perform any and all acts for and on behalf of the Reporting Persons which may be necessary or desirable to complete and execute any such Schedule 13D or any amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Persons, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Persons pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

     The Reporting Persons grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever necessary, appropriate or convenient to be done in the exercise of any of the rights and powers granted in this Agreement, as fully to all intents and purposes as the Reporting Persons might or could do if personally present, with full power of substitution or revocation, ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Agreement and the rights and powers granted in this Agreement. The Reporting Persons acknowledge that the foregoing attorney-in-fact, in serving in such capacity at the request of the Reporting Persons, is not assuming any of the Reporting Persons’ responsibilities to comply with Section 13 of the Securities Exchange Act of 1934, as amended.

     This Agreement shall remain in full force and effect until the Reporting Persons are no longer required to file any Schedule 13D with respect to the Reporting Persons’ holdings of and transactions in securities issued by SDG, unless earlier revoked by the Reporting Persons in a signed writing delivered to the foregoing attorney-in-fact.

     This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first written above.

Rues Properties, Inc., a New Jersey corporation

By:	/s/ Edward W. Muransky Edward W. Muransky President

Cheltenham Shopping Center Associates, a Pennsylvania general partnership

By:	Cheltenham-DeBartolo Properties, Inc., a Pennsylvania corporation, Its managing general partner

By:	/s/ Edward W. Muransky Edward W. Muransky President

Estate of Edward J. DeBartolo (Deceased)

By:	/s/ Edward J. DeBartolo, Jr. Edward J. DeBartolo, Jr. Executor

/s/ Edward J. DeBartolo, Jr. Edward J. DeBartolo, Jr.

EJDC LLC, a Delaware limited liability company

By:	/s/ Edward W. Muransky Edward W. Muransky President

Great Lakes Mall LLC, a Delaware limited liability company

By:	/s/ Edward W. Muransky Edward W. Muransky President

NIDC LLC, a Delaware limited liability company

By:	/s/ Edward W. Muransky Edward W. Muransky President

Rues Properties LLC, a Delaware limited liability company

By:	/s/ Edward W. Muransky Edward W. Muransky President

DeBartolo LLC, a Delaware limited liability company

By:	/s/ Edward W. Muransky Edward W. Muransky President

Lisa M. DeBartolo Revocable Trust

By:	/s/ Edward J. DeBartolo, Jr. Edward J. DeBartolo, Jr. Trustee

Tiffanie Lynn DeBartolo Revocable Trust

By:	/s/ Edward J. DeBartolo, Jr. Edward J. DeBartolo, Jr. Trustee

Nicole Anne DeBartolo Revocable Trust

By:	/s/ Edward J. DeBartolo, Jr. Edward J. DeBartolo, Jr. Trustee

/s/ Cynthia R. DeBartolo Cynthia R. DeBartolo

EXHIBIT A

Rues Properties, Inc.
Cheltenham Shopping Center Associates
Estate Of Edward J. DeBartolo
Edward J. DeBartolo, Jr.
EJDC LLC
Great Lakes Mall LLC
NIDC LLC
Rues Properties LLC
DeBartolo LLC
Lisa M. DeBartolo Revocable Trust
Tiffanie Lynn DeBartolo Revocable Trust
Nicole Anne DeBartolo Revocable Trust
Cynthia R. DeBartolo